United Security Bancshares Appoints Jay Gill as Vice Chairman

FRESNO, CA, April 28, 2025 - The Board of Directors of United Security Bancshares (the “Company”) (NASDAQ: UBFO), the parent company of United Security Bank (the “Bank”), is proud to announce the appointment of Jay Gill as the Vice Chairman of the Company’s and Bank’s Boards of Directors effective immediately. In this new role, Mr. Gill will play a critical role in shaping the Company’s long-term strategy, identifying new business opportunities, and driving continued organic growth across its markets.

Dennis R. Woods, President and Chief Executive Officer of the Company, stated, “We are thrilled to welcome Jay into this key leadership role. Jay’s vision, energy, and commitment to community banking align perfectly with our mission. His focus on future opportunities will be vital as we continue to expand and evolve. Jay brings with him a wealth of experience in finance, investment, and business development. His strategic insight and entrepreneurial background will be instrumental in guiding United Security Bank into its next phase of growth and innovation.”

As Vice Chairman, Mr. Gill will work closely with the executive team and the board of directors to enhance the Bank’s competitive position, strengthen relationships with clients and partners, and explore strategic initiatives that support long-term value creation.

Mr. Gill stated, “It’s an honor to step into the Vice Chairman role at a time of such momentum and promise. I look forward to collaborating with our talented leadership team to explore new avenues for growth while remaining true to the core values that have made United Security Bank a trusted name in banking.”

With this appointment, United Security Bank reinforces its commitment to building a strong leadership team positioned to meet the evolving needs of its customers and communities.

Jay Gill is the President and CEO of Gill Automotive Group, which owns and operates 12 automotive dealerships representing 12 different brands in California and Hawaii. In addition, he has agricultural interests in central California and real estate development through his development company, Lifetime Communities. Jay is a graduate of California State University, Fresno, where he received a bachelor’s degree in engineering. Jay currently serves on the boards of directors of Mid-Valley Water, Cen-Cal SBA, Chrysler Minority Dealer Association, and Ford Minority Dealer Association, and is also involved in several technology venture firms and advisory boards in Silicon Valley.

About United Security Bancshares
United Security Bancshares (NASDAQ: UBFO) is the holding company for United Security Bank, which was founded in 1987 and is headquartered in Fresno, California. United Security Bank provides a full range of commercial and personal banking services through a network of 13 full-service branch offices in Fresno, Bakersfield, Campbell, Caruthers, Coalinga, Firebaugh, Fowler, Mendota, Oakhurst, San Joaquin, and Taft. Additionally, United Security Bank operates Commercial Real Estate Construction, Commercial Lending, and Consumer Lending departments. The Bank is dedicated to delivering exceptional service and fostering economic growth in the communities it serves. For more information, please visit www.unitedsecuritybank.com.

FORWARD-LOOKING STATEMENTS
Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results, or otherwise are not statements of historical facts, such as statements about the Company’s board or its structure. Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements. For a more complete discussion of these risks and uncertainties, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, particularly the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Readers should carefully review all disclosures that the Company files from time to time with the Securities and Exchange Commission.

Media Contact:
Dave Kinross
SVP CFO
United Security Bancshares
559-490-6261
dkinross@unitedsecuritybank.com